EXHIBIT 10.3

SECOND AMENDMENT
ALLIANCE LAUNDRY HOLDINGS LLC
NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Alliance Laundry Holdings LLC (the “Company”) adopted the Alliance Laundry Holdings LLC Nonqualified Deferred Compensation Plan (the “Plan”) on February 27, 2002; and

WHEREAS, the Company amended the Plan on June 21, 2002;

WHEREAS, the Company desires to further amend the Plan;

NOW, THEREFORE, the Plan is further amended effective as of the date set forth herein as follows:

1.	The Plan shall be effective as of September 1, 2002.

2.	Section 2.2(iii) of the Plan is hereby amended in its entirety as follows:

“(iii) First Plan Year. Unless otherwise provided by the Committee, an Eligible Employee or Eligible Member who desires to defer all or part of his Base Salary or Bonus for services rendered during the first Year of the Plan must complete and deliver an Election Agreement to the Committee no later than 15 days after the effective date of the Plan. Such Election Agreement shall be effective only with regard to Base Salary and Bonuses earned following the filing of the Election Agreement with the Committee.”

IN WITNESS WHEREOF, the Company has executed this instrument this 19th day of August, 2002.

ALLIANCE LAUNDRY HOLDINGS LLC

By:	/s/ Bruce P Rounds
Title:	V.P., CFO & Treasurer